UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2004

CONRAD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24263 (Commission File Number)	72-1416999 (IRS Employer Identification No.)

1100 Brashear Avenue, Suite 200 P. O. Box 790 Morgan City, Louisiana	70380-1501
(Address of principal executive offices)	(Zip Code)

(985) 702-0195

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure.

On April 2, 2004, Conrad Industries, Inc. entered into the Separation Agreement, attached hereto as Exhibit 10, with Kenneth G. "Jerry" Myers, Jr.  In addition, on April 2, 2004, Conrad Industries, Inc. issued the press release attached hereto as Exhibit 99.

Item 7.	Financial Statements and Exhibits.

	(b)	Exhibits.

		10	Separation Agreement, dated as of April 2, 2004, by and between Conrad Industries, Inc. and Kenneth G. "Jerry" Myers, Jr.

		99	Press release issued by Conrad Industries, Inc. on April 2, 2004, reporting (i) the Company’s acceptance of the resignation of Kenneth G. "Jerry" Myers, Jr. as the Company’s President and Chief Executive Officer and as a director, (ii) the appointment of John P. Conrad, Jr. as the Company’s President and Chief Executive Officer, and (iii) the resignation of Thomas M. Kitchen from the Company’s Board of Directors.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONRAD INDUSTRIES, INC.

By:	/s/ Lewis J. Derbes, Jr.
Lewis J. Derbes, Jr.
Vice President, Chief Financial Officer,
and Secretary

Date: April 2, 2004